CONSENT OF COUNSEL


[Letterhead of Jorden Burt Boros Cicchetti Berenson & Johnson LLP]



Glenbrook Life and Annuity Company
3100 Sanders Road
Northbrook, Illinois  60062

Ladies and Gentlemen:

We hereby consent to the reference to our name under the caption "Legal Matters" in this Post-Effective Amendment No. 3 to Registration Statement No. 033-92842 of Glenbrook Life and Annuity Company on Form S-1. In giving this consent we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933.


                              Very truly yours,

                              Jorden Burt

                              By: /s/ JOAN E. BOROS
                                 -----------------------
                                   Joan E. Boros


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